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[SBL Logo]
SECURITY BENEFIT LIFE
INSURANCE COMPANY
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A MEMBER OF THE SECURITY                               700 SW HARRISON ST.
BENEFIT GROUP OF COMPANIES                             TOPEKA, KANSAS 66636-0001
                                                       (785) 431-3000


                                                           SBL VARIABLE PRODUCTS
                                                           BROKER/DEALER
                                                           SALES AGREEMENT


BROKER/DEALER:

EFFECTIVE DATE:

   1. Security Benefit Life Insurance Company, of Topeka, Kansas, and its affiliated company, Security Distributors, Inc., hereinafter jointly called "SBL", hereby authorize the above-designated Broker/Dealer to solicit and service (1) variable annuities issued under Security Benefit Life Insurance Company's several Variable Annuity Accounts and (2) variable life insurance policies issued under Security Benefit Life Insurance Company's variable life accounts, each of which has been registered as securities under the Securities Act of 1933 with Security Distributors, Inc. (a member of the National Association of Securities Dealers, Inc.) having been designated Principal Underwriter thereof. Said variable annuity contracts and variable life insurance policies are referred to herein as "Variable products."

   2. Broker/Dealer hereby accepts such authorization to solicit and service such SBL variable products and confirms that it is properly licensed to solicit and service such variable products for SBL and is a member in good standing of the National Association of Securities Dealers, Inc., hereinafter called "NASD", and further agrees to notify SBL if it ceases to be a member of NASD.

   3. Broker/Dealer shall have the authority to recruit, train and supervise registered representatives for the sale of variable products of SBL. Appointment of any registered representative shall be subject to prior approval of SBL. SBL reserves the right to require termination of any registered representative's right to sell SBL variable products. Broker/Dealer shall be responsible for any registered representative appointed hereunder complying with the terms, conditions and limitations as set forth in this Agreement. All registered representatives recruited by Broker/Dealer to sell SBL's variable products shall be duly licensed as annuity producers and/or insurance producers pursuant to applicable state laws and regulations. Broker/Dealer shall be responsible for any registered representative becoming so licensed.

   4. Commissions on stipulated payments or premiums accepted by SBL on behalf of an annuitant, participant, or policyholder of a variable product covered by this Agreement will be in accordance with the Schedule of Commissions made part of this Agreement, and are in full consideration of all services rendered and expenses incurred hereunder by the Broker/Dealer or its representatives. First year commissions are payable when an individual variable annuity contract, group variable annuity certificate or variable life insurance policy is issued and paid for upon an application submitted through Broker/Dealer and accepted by the applicant thereof. Broker/Dealer is not authorized to deduct commissions prior to forwarding any remittance received to SBL. All checks or drafts received by the Broker/Dealer in regards to any variable product shall be made payable to Security Benefit Life Insurance Company. All compensation payable hereunder shall be subject to a first lien and may be reduced or set off as to any indebtedness owed by the Broker/Dealer to SBL. Any commissions paid to a third party at the request of the Broker/Dealer shall be deducted from the commissions payable hereunder.

   5. Broker/Dealer agrees to be bound by the terms, conditions and limitations set forth in this Agreement and the rules and practices of SBL that are now and hereafter in force. Broker/Dealer agrees not to solicit or submit applications for variable products to SBL unless it and its registered representatives are properly licensed, and further agrees that it will conform to all applicable state, federal and local laws and regulations in conducting business under this Agreement. Both parties hereby agree to abide by the applicable Rules of Fair Practice of the NASD which Rules are incorporated herein as set forth in full. The signing of this Agreement and the purchase of variable products pursuant thereto is a representation of SBL that Broker/Dealer is a properly registered Broker/Dealer under the Securities and Exchange Act of 1934.

   6. Neither the Broker/Dealer nor its representatives are authorized to make any representations concerning the variable products, its sponsor (SBL), the principal underwriter (Security Distributors, Inc.) or the underlying mutual funds except those contained in the applicable current prospectuses and in the printed information furnished by SBL. Broker/Dealer agrees not to use any other advertising or sales material relating to the variable products unless specifically approved in writing by SBL.

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   7.  Broker/Dealer  is not authorized and has no authority (a) to make,  alter or discharge any contract for or on behalf of SBL, (b) endorse any check or draft payable to SBL, (c) to accept any variable product consideration after the initial remittance, (d) to waive or modify any prospectus, contract, policy or application provision, condition or obligation, and
       (e) to extend the time for payment of any variable product consideration or accept payment of any past due variable product consideration.

   8.  This  Agreement   shall  not  create  or  be  construed  as  creating  an
       Employer-Employee or Master-Servant relationship between Broker/Dealer and SBL.

   9. Broker/Dealer agrees to keep accurate records on all business written and moneys received under this Agreement. Such records may be examined by SBL or its representatives at any reasonable time. All moneys and documents belonging to SBL in possession of Broker/Dealer shall be held in trust and shall not be used or commingled with funds or property belonging to Broker/Dealer and shall be promptly remitted to SBL. Broker/Dealer agrees to be responsible for any county or municipal occupational or privilege fee, tax or license which may be required of Broker/Dealer or its representatives as a result of business submitted under this Agreement.

  10. Neither this Agreement nor the compensation payable hereunder shall be assigned or pledged without the written consent of SBL. SBL reserves the right to reject any assignment or pledge.

  11. No consent or change in this agreement shall be binding upon SBL unless in writing and signed by the president, vice president, secretary or an assistant secretary of SBL. Any failure of SBL to insist upon strict compliance with the provisions of this Agreement shall not constitute or be construed as a waiver thereof.

  12. SBL shall have the right to decline or modify any application or to refund any variable product consideration or any portion thereof, and Broker/Dealer shall refund immediately upon request any commissions received in connection therewith. All applications for variable products are subject to acceptance by SBL and become effective only upon confirmation by SBL. Broker/Dealer agrees to return to SBL without delay any commissions received on a variable product, contract or policy if such contract or policy is tendered for redemption within seven (7) business days after acceptance of the application by SBL.

  13. Variable products, contracts and policies will be offered to the public at the price as outlined in the applicable variable product's current prospectus. All cash surrenders require the written request and consent of the contract or policy owner and such surrenders will conform to the provisions set forth in the applicable contract or policy.

  14. SBL has been and is designated Administrative Agent of Security Distributors, Inc. to perform duties, including recordkeeping and payment of commissions, necessary under this Agreement in connection with the solicitation, sales and servicing of variable annuity contracts sold and solicited hereunder.

  15. SBL reserves the right to amend or terminate this Agreement at any time. In the event Broker/Dealer ceases to be a member in good standing of the NASD, this Agreement shall terminate automatically without notice. After termination Broker/Dealer upon request, shall without delay pay in full any indebtedness owed to SBL and return all SBL property to their home office. In the event Broker/Dealer ceases doing business in such manner that servicing would be impossible, SBL reserves the right to reassign the business and service fees to another Broker/Dealer. Should Broker/Dealer fail to comply with any of the terms of this Agreement, SBL reserves the right to terminate this Agreement and terminate vesting as to all commissions payable thereunder.

  16. This Agreement is effective as of the Effective Date set forth above and replaces any previous agreement between the parties relating to variable products of SBL except as to any commissions payable thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.                 BROKER/DEALER

By ________________________________         ____________________________________
      Title:                                      (Signature of Principal)

                                            ____________________________________
                                                     (Name of Principal)
SECURITY BENEFIT LIFE INSURANCE COMPANY

By ________________________________         ____________________________________
      Title:                                 Title:

                                  |_| Individual |_| Corporation |_| Partnership

                                  Tax Identification No. _______________________